                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549


                                  FORM 8-K/A


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): January 10, 2000


                            CYBERSOURCE CORPORATION
     ----------------------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


                                   DELAWARE
     ----------------------------------------------------------------------
                (State or Other Jurisdiction of Incorporation)




                000-26477                           77-0472961
     ------------------------------   --------------------------------------
       (Commission File Number)         (I.R.S. Employer Identification No.)



     550 South Winchester Blvd., Suite 301, San Jose, California     95128
     -----------------------------------------------------------------------
       (Address of Principal Executive Offices)                 (Zip Code)


                                (408) 556-9100
           ---------------------------------------------------------
             (Registrant's telephone number, including area code)


                                  Not Applicable
       -----------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

                     INFORMATION TO BE INCLUDED IN REPORT

Item 2.  Acquisition or Disposition of Assets.

     On January 10, 2000, pursuant to the Agreement and Plan of Merger, dated as of January 10, 2000, by and among CyberSource Corporation, a Delaware corporation (the "Registrant"), Aurum Acquisition Corporation, a Delaware corporation ("Merger Sub"), and ExpressGold.com, Inc., a privately held South Dakota corporation ("ExpressGold") (the "Agreement"), the Registrant completed the merger of Merger Sub, a wholly-owned subsidiary of the Registrant, with and into ExpressGold, with ExpressGold being the surviving corporation of the merger and becoming a wholly-owned subsidiary of the Registrant. The transaction was closed on January 10, 2000 and is being accounted for as a pooling of interests transaction.

     As consideration for the transaction, the Registrant issued an aggregate of 1,554,431 shares of the Registrant's common stock, $0.001 par value, in exchange for the outstanding shares of capital stock of ExpressGold, subject to the withholding of 10% of such shares in escrow in accordance with the terms of the Agreement. At the effective time of the merger, all outstanding options to purchase shares of ExpressGold common stock were automatically converted into options to purchase 12,067 shares of the Registrant's common stock based upon the conversion factor set forth in the Agreement with corresponding adjustment to their respective exercise prices. In addition, the Registrant has assumed ExpressGold's obligation to issue up to 58,710 shares of its common stock from time to time to an employee of ExpressGold.

     The Registrant currently intends that ExpressGold's business will continue to be operated in its current manner. Certain of the assets of ExpressGold were used in the development and support of ExpressGold's Internet-based stored-value applications for use by online merchants, and the Registrant currently intends to use such assets in substantially the same manner.

     The total value of consideration paid for the purchase transaction was determined based on arm's length negotiations between the Registrant and ExpressGold, which took into account ExpressGold's financial position, operating history, products, intellectual property and other factors relating to ExpressGold's business and certain income tax aspects of the transaction. There are no material relationships between ExpressGold and either the Registrant or Merger Sub or any of their respective affiliates or any director or officer of the Registrant or Merger Sub or any associate of such director or officer.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Businesses Acquired
     -------------------------------------------




                             ExpressGold.com, Inc.

                             Financial Statements


                         Year ended December 31, 1999
                 and Period from December 16, 1998 (inception)
                             to December 31, 1998



                                   Contents

Report of Independent Auditors...............................   4

Audited Financial Statements

Balance Sheets...............................................   5
Statements of Operations.....................................   6
Statement of Shareholders' Equity (Net Capital Deficiency)...   7
Statements of Cash Flows.....................................   8
Notes to Financial Statements................................   9


                        Report of Independent Auditors


Board of Directors and Shareholders
ExpressGold.com, Inc.

We have audited the accompanying balance sheets of ExpressGold.com, Inc. as of December 31, 1999 and 1998, and the related statements of operations, shareholders' equity (net capital deficiency) and cash flows for the year ended December 31, 1999, and the period from December 16, 1998 (inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ExpressGold.com, Inc. at December 31, 1999 and 1998, and the results of its operations and its cash flows for the year ended December 31, 1999, and the period from December 16, 1998 (inception) to December 31, 1998, in conformity with accounting principles generally accepted in the United States.

                                                           /s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
February 11, 2000

                             ExpressGold.com, Inc.

                                Balance Sheets


                                                              December 31,
                                                         1999             1998
                                                 ----------------------------------

Assets
Current assets:
 Cash and cash equivalents                            $    20,495         $ 311,301
 Accounts receivable                                       17,671                 -
 Prepaids                                                   7,845             7,941
                                                 ----------------------------------
Total current assets                                       46,011           319,242

Fixed assets, net                                         298,260            93,567

Other assets                                                3,503               690
                                                 ----------------------------------
Total assets                                          $   347,774         $ 413,499
                                                 ==================================


Liabilities and shareholders' equity (net
 capital deficiency)
Current liabilities:
 Shareholder note payable                             $   600,000    $           -
 Accounts payable                                         210,231            43,453
 Accrued expenses                                         183,419            15,426
                                                 ----------------------------------
Total current liabilities                                 993,650            58,879

Shareholders' equity (net capital deficiency):
 Common stock, par value $.05:
  Authorized shares - 40,000,000
  Issued and outstanding- 1,179,200 in 1999
  and 565,000 in 1998                                      58,960            28,250
 Additional paid-in capital                             5,341,890           489,250
 Deferred compensation                                   (136,657)                -
 Accumulated deficit                                   (5,910,069)         (161,630)
                                                 ----------------------------------
                                                         (645,876)          355,870
Subscriptions receivable                                        -            (1,250)
                                                 ----------------------------------
Total shareholders' equity (net capital                  (645,876)          354,620
 deficiency)
                                                 ----------------------------------
Total liabilities and shareholders' equity (net
 capital deficiency)                                  $   347,774         $ 413,499

                                                 ==================================


See accompanying notes.

                             ExpressGold.com, Inc.

                           Statements of Operations


                                                                   Period from
                                                                   December 16,
                                                                       1998
                                                  Year ended      (inception) to
                                                 December 31,      December 31,
                                                     1999              1998
                                             -----------------------------------

Revenues                                          $    33,251    $             -
Cost of revenues                                      112,969                  -
                                             -----------------------------------
Gross loss                                            (79,718)                 -

Operating expenses:
 Product development                                  349,852             29,499
 Sales and marketing                                  557,517                  -
 General and administrative                           566,580            132,368
 Deferred compensation amortization                 4,192,493                  -
                                             -----------------------------------
                                                    5,666,442            161,867
                                             -----------------------------------

Operating loss                                     (5,746,160)          (161,867)

Interest income                                         6,059                237
Interest expense                                       (8,338)                 -
                                             -----------------------------------
Net loss                                          $(5,748,439)         $(161,630)
                                             ===================================

Basic and diluted net loss per share                   $(7.23)            $(6.96)
                                             ===================================

Weighted average common shares outstanding            795,301             23,219
                                             ===================================


See accompanying notes.

                             ExpressGold.com, Inc.

          Statement of Shareholders' Equity (Net Capital Deficiency)



                                                        Common Stock         Additional
                                                    --------------------      Paid-In       Deferred
                                                     Shares       Amount      Capital     Compensation
                                                     -----------------------------------------------------

Balance December 16, 1998 (inception)                          -  $     -      $       -   $         -
 Sale of common stock:
  December 30, 1998 at $.05 per share                     50,000    2,500                            -
  December 30, 1998 at $1.00 per share                   500,000   25,000        475,000             -
 Issuance of stock for services rendered at
   $1.00 per share                                        15,000      750         14,250             -
 Net loss                                                      -        -              -             -
                                                     -----------------------------------------------------
Balance at December 31, 1998                             565,000   28,250        489,250             -
 Sale of common stock at $1.00 per share                 554,200   27,710        526,490             -
 Issuance of common stock for services at
   prices ranging from $1.00 per share to $41 per share   60,000    3,000        594,000             -
 Compensation associated with common stock issued to
  employee at prices below fair value                          -        -      3,580,000             -
 Deferred compensation related to stock option grants          -        -        152,150      (152,150)
 Amortization of deferred compensation                         -        -              -        15,493
 Net loss                                                      -        -              -             -
                                                      ----------------------------------------------------
Balance at December 31, 1999                           1,179,200  $58,960     $5,341,890     $(136,657)
                                                     =====================================================


                                                                              Stock
                                                            Accumulated    Subscriptions
                                                              Deficit       Receivable         Total
                                                        --------------------------------------------------

Balance December 16, 1998 (inception)                         $        -      $        - $          -
 Sale of common stock:
  December 30, 1998 at $.05 per share                                  -          (1,250)         1,250
  December 30, 1998 at $1.00 per share                                 -               -        500,000
 Issuance of stock for services rendered at
   $1.00 per share                                                     -               -         15,000
 Net loss                                                       (161,630)              -       (161,630)
                                                        -----------------------------------------------
Balance at December 31, 1998                                    (161,630)         (1,250)       354,620
 Sale of common stock at $1.00 per share                               -           1,250        555,450
 Issuance of common stock for services at
  prices ranging from $1.00 per share to $41 per share                 -               -        597,000
 Compensation associated with common stock issued to
  employee at prices below fair value                                  -               -      3,580,000
 Deferred compensation related to stock option grants                  -               -              -
 Amortization of deferred compensation                                 -               -         15,493
 Net loss                                                      (5,748,439)             -     (5,748,439)
                                                        -----------------------------------------------
Balance at December 31, 1999                                  $(5,910,069)    $        - $     (645,876)
                                                        ===================================================

See accompanying notes.

                             ExpressGold.com, Inc.

                           Statements of Cash Flows



                                                                              Period from
                                                                           December 16, 1998
                                                           Year ended       (inception) to
                                                          December 31,        December 31,
                                                              1999               1998
                                                     ----------------------------------------
Operating activities
Net loss                                                    $(5,748,439)            $(161,630)
Adjustments to reconcile net loss to net cash
used in operating activities:
  Depreciation expense                                           81,603                17,092
  Stock compensation                                          4,177,000                     -
  Amortization of deferred compensation                          15,493                     -
  Changes in operating assets and liabilities:
   Accounts receivable                                          (17,671)                    -
   Prepaid expenses and other assets                             (2,717)               (8,631)
   Accounts payable                                             166,778                43,453
   Accrued expenses                                             167,993                15,426
                                                     ----------------------------------------
Net cash used in operating activities                        (1,159,960)              (94,290)

Investing activities
Capital expenditures                                           (286,296)             (110,659)
                                                     ----------------------------------------
Net cash used in investing activities                          (286,296)             (110,659)

Financing activities
Proceeds from note payable                                      600,000                     -
Proceeds from stock issued                                      555,450               516,250
                                                     ----------------------------------------
Net cash provided by financing activities                     1,155,450               516,250
                                                     ----------------------------------------

Net change in cash                                             (290,806)              311,301
Cash and cash equivalents at beginning of period                311,301                     -
                                                     ----------------------------------------
Cash and cash equivalents at end of period                  $    20,495             $ 311,301
                                                     ========================================

See accompanying notes.

                             ExpressGold.com, Inc.

                         Notes to Financial Statements

                               December 31, 1999


1. Summary of Significant Accounting Policies

The Company

ExpressGold.com, Inc. (the Company) provides private-label, Internet-based gift certificate solutions to merchants who want to offer graphical, branded gift certificates delivered through e-mail.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company derives its revenues primarily from transaction fees related to the issuance of gift certificates and promotional certificates, redemption fees equal to a percentage of gift certificates and promotional certificates redeemed and support service fees. Transaction fees and redemption fees are recognized in the period in which the transactions occur. Support fees are recognized when the services are provided and the related costs are incurred.

Net Loss Per Share

Basic net loss per share is computed based on the weighted average number of common shares outstanding during the periods presented. Diluted net loss per share is the same as basic net loss per share because the effect of all options is antidilutive.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity from the date of purchase of three months or less to be cash equivalents.

Accounts Receivable and Concentration of Credit Risk

The Company generally does not require collateral for accounts receivable balances. The Company maintains allowances for potential credit losses, if necessary.

Property and Equipment

Property and equipment are stated at cost and are depreciated on a declining balance basis over estimated useful lives of 5 to 7 years. Leasehold improvements are amortized over the shorter of the lease term or the declining balance basis over 15 years.

Research and Development

Research and development expenditures are charged to operations as incurred.

Advertising Expense

The cost of advertising is recorded as an expense when incurred. Advertising costs charged to expense totaled $160,560 and $152 for the year ended December 31, 1999 and the period from December 16, 1998 (inception) to December 31, 1998, respectively.

Accounting for Stock-Based Compensation

The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB Opinion No. 25), and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (FAS 123), requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB Opinion No. 25, compensation expense is recognized when the option exercise price is less than the current fair market value of the underlying stock on the date of grant.

Income Taxes

The Company has elected, with the consent of its shareholders, to be treated as an S corporation for federal and state income tax reporting purposes. As an S corporation, corporate taxable income is passed through to the shareholders of the Company and reported on their respective individual income tax returns. Accordingly, no federal or state income taxes are reported.

New Accounting Pronouncements

In January 1999, the Company adopted American Institute of Certified Public Accountants Statement of Position, Accounting for Computer Software Developed for or Obtained for Internal Use (SOP 98-1). SOP 98-1 applies to all nongovernmental entities and provides revised guidance for the accounting treatment for software which is internally developed, acquired, or modified solely to meet the entity's internal needs. SOP 98-1 did not have a material effect on the Company's financial statements or results of operations for the year ended December 31, 1999.

2. Fixed Assets

Fixed assets at December 31, 1999 and 1998 consisted of the following:

                                                        1999            1998
                                                 -------------------------------

 Furniture and equipment                                $118,280        $ 54,059
 Computer equipment                                      266,365          46,460
 Leasehold improvements                                   12,310          10,140
                                                 -------------------------------
                                                         396,955         110,659
 Less accumulated depreciation                           (98,695)        (17,092)
                                                 -------------------------------
                                                        $298,260        $ 93,567
                                                 ===============================

3. Commitments

The Company leases its primary facility under noncancelable operating leases expiring periodically through August 2003. Rental expense was approximately $50,550 and $7,650 for the year ended December 31, 1999 and the period from December 16, 1998 (inception) to December 31, 1998, respectively.

Future minimum lease payments under noncancelable operating leases at December 31, 1999 are as follows:

Year ending December 31:
  2000                                                               $ 82,204
  2001                                                                 76,927
  2002                                                                 65,536
  2003                                                                 29,333
                                                              ---------------
                                                                     $254,000
                                                              ===============

4. Shareholder Note Payable

The Company had a note payable to its majority shareholder totaling $600,000 at December 31, 1999. The note accrues interest at 11% and is unsecured. The note is due on demand.

5. Stock Options

The Company has issued various non-qualified option agreements to employees as follows:


                                                                   Weighted
                                                                    Average
                                                       Shares    Exercise Price
                                                   -------------------------------

 Options granted during 1998                               5,000           $1.00
                                                 ---------------
 Balance outstanding at December 31, 1998                  5,000
 Options granted during 1999                              19,250            1.00
                                                 ---------------
 Balance outstanding at December 31, 1999                 24,250
                                                 ===============

There are currently exercisable options outstanding covering 5,000 shares at December 31, 1999 and 1998 at a weighted average exercise price of $1.00. The weighted average fair value of options granted during 1999 was $3.31 per share. The remaining average exercisable life is 9.58 years at December 31, 1999.

In connection with certain stock options granted during 1999, the Company recorded deferred compensation for the estimated difference between the exercise price of the options and the deemed fair value of $152,150, which is being amortized over the three-year vesting term of the options.

Pro forma information regarding net loss is required by FAS 123, which requires that the information be presented as if the Company had accounted for its employee stock options granted under the fair value method of FAS 123. The fair value for these options was estimated at the date of grant using the minimum value method with the following weighted average assumptions: a risk-free interest rate of 6.5% and a weighted average life of the option of 10 years.

The option valuation models were developed for use in estimating the fair value of traded options that have no vesting restriction and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected life of the option. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Compensation expense determined using the fair value at the grant date for options granted calculated using the minimum value method of FAS 123 is not materially different than compensation expense recognized under APB Opinion No. 25.

6. Stock Grants

The Company has an employment agreement with a shareholder whereby 5,000 shares are issued monthly through September 2000, providing that the terms of the employment agreement are met.

7. Litigation and Contingencies

On January 7, 2000, the Company received a letter from a former employee claiming that the Company had wrongfully terminated the employee in order to deny vesting of his option to purchase 15,000 of the Company's common shares, as well as breach of contract, conversion, and fraud. No formal lawsuit has been filed at this time and the Company believes that the claims are without merit, and intends to vigorously defend itself against these allegations. While there can be no assurance as to the ultimate result of these allegations, the Company does not believe that the resolution, if any, will have a material adverse effect on its financial position, results of operations, or cash flows.

8. Subsequent Events

On January 10, 2000, the Company merged with CyberSource Corporation (CyberSource), in a transaction that is expected to be accounted for as a pooling of interests. CyberSource is a publicly traded company.

On January 5, 2000, non-vested options outstanding covering 15,000 shares were forfeited due to termination of employment. Concurrent with the merger, all remaining options outstanding became 100% vested.

The Company has entered into various agreements with third parties to provide financial and technical support for the operations of the business. As provided for under one agreement, the Company was required to pay a transaction fee totaling $475,000 upon execution of the merger agreement.

(b)  Pro Forma Financial Information
     -------------------------------


  The following unaudited pro forma financial statements give effect to the acquisition of ExpressGold by the Registrant as if it had taken place at the beginning of the periods presented. The unaudited pro forma combined information is not necessarily indicative of future operations or the actual results that would have occurred had the acquisition been consummated at the beginning of the periods presented. The unaudited pro forma combined information and related adjustments are based upon available information and upon certain assumptions which the Registrant believes are reasonable. The unaudited pro forma combined condensed financial statements should be read in conjunction with the Registrant's historical financial statements for the year ended December 31, 1998 included in its Form S-1 and the ExpressGold historical financial statements and notes thereto contained elsewhere herein.

  The accompanying unaudited pro forma financial information combines the respective balance sheets of the Registrant and ExpressGold as of December 31, 1999 and 1998 and their respective statements of operation for the periods ended December 31, 1999 and 1998. The Registrant's financial statements for 1997 will not be restated to reflect this transaction as ExpressGold did not commence operations until December 16, 1998.

  The accompanying unaudited pro forma financial information combines the results of operations of the Registrant and ExpressGold for each of the five quarters in the period ended December 31, 1999.

CyberSource Corporation
Unaudited Pro Forma Balance Sheet
December 31, 1998

                                                                                                                          Unaudited
                                                                                                                          Pro Forma
                                                                 Express-        Total         Pro Forma                   Combined
                                                  CyberSource      Gold          Combined      Adjustments      Ref.         Total



ASSETS
Current assets:
  Cash and cash equivalents                          $ 11,111        $ 311       $ 11,422            $  -               $ 11,422
  Accounts receivable, net                                863            -            863               -                    863
  Prepaid expenses and other current assets               411            8            419               -                    419
                                                ---------------------------------------------------------------------------------
     Total current assets                              12,385          319         12,704               -                 12,704

Property and equipment, net                             2,300           94          2,395               -                  2,395
Other noncurrent assets                                   290            1            290               -                    290
                                                ---------------------------------------------------------------------------------
     Total assets                                    $ 14,975        $ 414       $ 15,389            $  -               $ 15,389
                                                =================================================================================


LIABILITIES AND STOCKHOLDERS' EQUITY
(NET CAPITAL DEFICIENCY)
Current liabilities:
  Convertible note payable to an officer and
     Stockholder                                     $  3,000    $      -        $  3,000            $  -               $  3,000
  Accounts payable                                        531           44            575               -                    575
  Other accrued liabilities                               969           15            984               -                    984
  Current obligations under capital leases                211            -            211               -                    211
  Deferred revenue                                        120            -            120               -                    120
                                                ---------------------------------------------------------------------------------
     Total current liabilities                          4,831           59          4,890               -                  4,890

Non current obligation under capital leases               256            -            256               -                    256
Redeemable convertible preferred stock                 18,911            -         18,911               -                 18,911
Stockholders' equity (net capital deficiency)
  Common stock                                              5           28             33             (27)     (1)             6
  Additional paid-in capital                            1,199          489          1,688              27      (1)         1,715
  Deferred compensation                                  (142)           -           (142)              -                   (142)
  Accumulated deficit                                 (10,085)        (162)       (10,247)              -                (10,247)
                                                ---------------------------------------------------------------------------------
     Total stockholders' equity (net capital
       deficiency)                                     (9,023)         355         (8,668)              -                 (8,668)
                                                ----------------------------------------------------------------------------------
     Total liabilities and stockholders' equity
       (net capital deficiency)                      $ 14,975        $ 414       $ 15,389            $  -               $ 15,389
                                                =================================================================================

(1) To adjust ExpressGold's common stock amounts to reflect CyberSource par value of shares issued in the transaction; adjusted based on the 1.3047 conversion rate.

CyberSource Corporation
Unaudited Pro Forma Statement of Operations
Year Ended December 31, 1998

                                                                       Period
                                                                        from
                                                                      December
                                                                     16, 1998
                                                                         to
                                                     Year Ended       December                                       Unaudited  Ref.
                                                    December 31,      31, 1998                                         Pro Forma
                                                        1998          Express-         Total         Pro Forma          Combined
                                                    CyberSource         Gold          Combined      Adjustments          Total
Revenues                                                 $  3,384          $   -       $  3,384      $        -         $  3,384
Cost of revenues                                            3,471              -          3,471               -            3,471
                                                --------------------------------------------------------------------------------
Gross loss                                                    (87)             -            (87)              -              (87)

Operating expenses
  Product development                                       3,802             29          3,831               -            3,831
  Sales and marketing                                       4,184              -          4,184               -            4,184
  General and administrative                                1,946            133          2,079               -            2,079
  Deferred compensation amortization                           18              -             18               -               18
                                                --------------------------------------------------------------------------------
Total operating expenses                                    9,950            162         10,112               -           10,112

Loss from operations                                      (10,037)          (162)       (10,199)              -          (10,199)

Interest income, net                                          (48)             -            (48)              -              (48)
                                                --------------------------------------------------------------------------------
Net loss                                                 $(10,085)         $(162)      $(10,247)      $       -         $(10,247)
                                                ================================================================================


Basic and diluted net loss per share                     $  (2.05)                                                      $  (2.08)
                                                =================                                              =================
Shares used in computing basic and diluted
net loss per share                                          4,918                                                          4,924 (1)
                                                =================                                              =================

Pro forma basic and diluted net loss per share          $   (0.86)                                                     $   (0.87)
                                                =================                                              =================

Shares used in computing pro forma basic                   11,740                                                         11,746 (1)
  and diluted net loss per share                =================                                              =================


(1) Includes ExpressGold weighted average common shares outstanding based on a conversion rate of 1.3047.

CyberSource Corporation
Unaudited Pro Forma Balance Sheet
December 31, 1999

                                                                                                                     Unaudited
                                                                                                                     Pro Forma
                                                                  Express-       Total        Pro Forma               Combined
                                                 CyberSource       Gold         Combined     Adjustments    Ref.        Total

ASSETS
Current assets:
  Cash and cash equivalents                         $ 71,653       $    20      $ 71,673            $  -               $ 71,673
  Short-term investments                              68,596             -        68,596               -                 68,596
  Accounts receivable, net                             3,194            18         3,212               -                  3,212
  Prepaid expenses and other current assets            1,581             8         1,589               -                  1,589
                                              ---------------------------------------------------------------------------------
Total current assets                                 145,024            46       145,070               -                145,070

Property and equipment, net                            8,002           298         8,300               -                  8,300
Other noncurrent assets                                  748             4           752               -                    752
                                              ---------------------------------------------------------------------------------
Total assets                                        $153,774       $   348      $154,122            $  -               $154,122
                                              =================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
(NET CAPITAL DEFICIENCY)
Current liabilities:
  Accounts payable                                  $  1,101       $   210      $  1,311            $  -               $  1,311
  Other accrued liabilities                            3,902           784         4,686               -                  4,686
  Current obligations under capital leases               661             -           661               -                    661
  Deferred revenue                                       461             -           461               -                    461
                                              ---------------------------------------------------------------------------------
Total current liabilities                              6,125           994         7,119               -                  7,119

Non current obligation under capital leases              444             -           444               -                    444

Stockholders' equity (net capital deficiency)
  Common stock                                            24            59            83             (48)     (1)            35
  Additional paid-in capital                         182,429         5,342       187,771              48      (1)       187,819
  Deferred compensation                                 (654)         (137)         (791)              -                   (791)
  Accumulated other comprehensive loss                  (412)            -          (412)              -                   (412)
  Accumulated deficit                                (34,182)       (5,910)      (40,092)              -                (40,092)
                                              ---------------------------------------------------------------------------------
Total stockholders' equity (net capital              147,205          (646)      146,559               -                146,559
 deficiency)                                   ---------------------------------------------------------------------------------
Total liabilities and stockholders' equity
(net capital deficiency)                            $153,774       $   348      $154,122            $  -               $154,122
                                              =================================================================================


(1) To adjust ExpressGold's common stock amounts to reflect CyberSource par value of shares issued in the transaction; adjusted based on the 1.3047 conversion rate.

CyberSource Corporation
Unaudited Pro Forma Statement of Operations
Year Ended December 31, 1999

                                                                                                                   Unaudited
                                                                                                                   Pro Forma
                                                                      Express-    Total         Pro Forma           Combined
                                                  CyberSource           Gold     Combined       Adjustment           Total      Ref.



Revenues                                              $ 12,898         $    33      $ 12,931             $ -         $ 12,931
Cost of revenues                                        10,835             113        10,948               -           10,948
                                                -----------------------------------------------------------------------------
Gross profit (loss)                                      2,063             (80)        1,983               -            1,983

Operating expenses
  Product development                                    7,457             350         7,807               -            7,807
  Sales and marketing                                   14,552             558        15,110               -           15,110
  General and administrative                             5,457             566         6,023               -            6,023
  Deferred compensation amortization                       524           4,192         4,716               -            4,716
                                                -----------------------------------------------------------------------------
Total operating expenses                                27,990           5,666        33,656               -           33,656

Loss from operations                                   (25,927)         (5,746)      (31,673)              -          (31,673)

Interest income, net                                     1,830              (2)        1,828               -            1,828
                                                -----------------------------------------------------------------------------
Net loss                                              $(24,097)        $(5,748)     $(29,845)            $ -         $(29,845)
                                                =============================================================================


Basic and diluted net loss per share                  $  (1.70)                                                      $  (1.95)
                                                ==============                                              =================

Shares used in computing basic and diluted
  net loss per share                                    14,191                                                         15,267    (1)
                                                ==============                                              =================

Pro forma basic and diluted net loss per share        $  (1.25)                                                      $  (1.46)
                                                ==============                                              =================

Shares used in computing pro forma basic
  and diluted net loss per share                        19,335                                                         20,411    (1)
                                                ==============                                              =================


(1) Includes ExpressGold weighted average common shares outstanding based on a conversion rate of 1.3047.

CyberSource Corporation
Unaudited Pro Forma Statement of Operations
Three Months Ended December 31, 1998

                                                                  Period
                                                                   from
                                                                December 16,
                                               Three Months       1998 to
                                                   Ended        December 31,                                      Unaudited
                                                December 31,       1998                                           Pro Forma
                                                    1998          Express-       Total        Pro Forma            Combined
                                                CyberSource        Gold         Combined      Adjustments            Total      Ref.

Revenues                                              $ 1,103          $   -       $ 1,103     $         -          $ 1,103
Cost of revenues                                        1,274              -         1,274               -            1,274
                                             ------------------------------------------------------------------------------
Gross loss                                               (171)             -          (171)              -             (171)

Operating expenses
  Product development                                   1,268             29         1,297               -            1,297
  Sales and marketing                                   1,395              -         1,395               -            1,395
  General and administrative                              632            133           765               -              765
  Deferred compensation amortization                       18              -            18               -               18
                                             ------------------------------------------------------------------------------
Total operating expenses                                3,313            162         3,475               -            3,475

Loss from operations                                   (3,484)          (162)       (3,646)              -           (3,646)

Interest income, net                                      (27)             -           (27)              -              (27)
                                             -------------------------------------------------------------------------------
Net loss                                             $ (3,511)        $ (162)     $ (3,673)      $       -         $ (3,673)
                                             ==============================================================================

Basic and diluted net loss per share                 $ (0.65)                                                      $ (0.68)
                                             ================                                             =================

Shares used in computing basic and diluted
  net loss per share                                    5,381                                                         5,407      (1)
                                             ================                                             =================

Pro forma basic and diluted net loss per
  share                                               $ (0.22)                                                      $ (0.23)
                                             ================                                             =================

 Shares used in computing pro forma basic
  and diluted net loss per share                       15,871                                                        15,897      (1)
                                             ================                                             =================

(1) Includes ExpressGold weighted average common shares outstanding based on a conversion rate of 1.3047.

CyberSource Corporation
Unaudited Pro Forma Statement of Operations
Three Months Ended March 31, 1999

                                                                                                                   Unaudited
                                                                                                                   Pro Forma
                                                                  Express-         Total           Pro Forma        Combined
                                                 CyberSource       Gold          Combined         Adjustments         Total   Ref.

Revenues                                             $ 1,713          $   -       $ 1,713            $  -          $ 1,713
Cost of revenues                                       1,505              -         1,505               -            1,505
                                              ----------------------------------------------------------------------------
Gross profit (loss)                                      208              -           208               -              208

Operating expenses
  Product development                                  1,322             54         1,376               -            1,376
  Sales and marketing                                  2,079             51         2,130               -            2,130
  General and administrative                             938             81         1,019               -            1,019
  Deferred compensation amortization                      67              -            67               -               67
                                              ----------------------------------------------------------------------------
Total operating expenses                               4,406            186         4,592               -            4,592

Loss from operations                                  (4,198)          (186)      (4,384)              -           (4,384)

Interest income, net                                       8              3            11               -               11

                                              ----------------------------------------------------------------------------
Net loss                                             $(4,190)         $(183)      $(4,373)           $  -          $(4,373)
                                              ============================================================================

Basic and diluted net loss per share                 $ (0.77)                                                      $ (0.70)
                                              ==============                                             =================

Shares used in computing basic and deluted
  net loss per share                                   5,465                                                         6,212
                                              ==============                                             =================

Pro forma basic and diluted net loss                 $ (0.26)                                                     $ (0.26)
  per share                                   ==============                                            =================

Shares used in computing pro forma basic
  and diluted net loss per share                      15,955                                                        16,702 (1)
                                              ==============                                             =================

(1) Includes ExpressGold weighted average common shares outstanding based on a conversion rate of 1.3047.

CyberSource Corporation
Unaudited Pro Forma Statement of Operations
Three Months Ended June 30, 1999

                                                                                                                 Unaudited
                                                                                                                 Pro Forma
                                                                    Express-     Total            Pro Forma       Combined
                                                 CyberSource         Gold       Combined         Adjustments        Total       Ref.


Revenues                                             $ 2,536          $   -       $ 2,536             $ -         $ 2,536
Cost of revenues                                       2,236              9         2,245               -           2,245
                                              ---------------------------------------------------------------------------
Gross profit (loss)                                      300             (9)          291               -             291

Operating expenses
  Product development                                  1,652             68         1,720               -           1,720
  Sales and marketing                                  4,207             87         4,294               -           4,294
  General and administrative                           1,105            112         1,217               -           1,217
  Deferred compensation amortization                     156              -           156               -             156
                                              ---------------------------------------------------------------------------
Total operating expenses                               7,120            267         7,387               -           7,387

Loss from operations                                  (6,820)          (276)       (7,096)              -          (7,096)

Interest income, net                                     (38)             1           (37)              -             (37)
                                              ---------------------------------------------------------------------------
Net loss                                             $(6,858)         $(275)      $(7,133)            $ -         $(7,133)
                                              ===========================================================================

Basic and diluted net loss per share                 $ (1.15)                                                     $ (1.06)
                                              ==============                                             ================

Shares used in computing basic and diluted
  net loss per share                                   5,954                                                        6,721 (1)
                                              ==============                                             ================


Pro forma basic and diluted net loss                 $ (0.42)                                                     $ (0.42)
  per share                                   ==============                                             ================

Shares used in computing pro forma basic
  and diluted net loss per share                      16,213                                                       16,980 (1)
                                              ==============                                             ================


(1) Includes ExpressGold weighted average common shares outstanding based on a conversion rate of 1.3047.

CyberSource Corporation
Unaudited Pro Forma Statement of Operations
Three Months Ended September 30, 1999

                                                                                                                Unaudited
                                                                                                                 Pro Forma
                                                                  Express-        Total            Pro Forma     Combined
                                                 CyberSource        Gold         Combined         Adjustments      Total       Ref.

Revenues                                             $ 3,634          $  10       $ 3,644             $  -          $ 3,644
Cost of revenues                                       3,094             30         3,124                -            3,124
                                              -----------------------------------------------------------------------------
Gross profit (loss)                                      540            (20)          520                -              520

Operating expenses
  Product development                                  2,233             76         2,309                -            2,309
  Sales and marketing                                  3,970            111         4,081                -            4,081
  General and administrative                           1,485             87         1,572                -            1,572
  Deferred compensation amortization                     156              -           156                -              156
                                              -----------------------------------------------------------------------------
Total operating expenses                               7,844            274         8,118                -            8,118

Loss from operations                                  (7,304)          (294)       (7,598)               -           (7,598)

Interest income, net                                     589              1           590                -              590
                                              -----------------------------------------------------------------------------
Net loss                                             $(6,715)         $(293)      $(7,008)            $  -          $(7,008)
                                              =============================================================================

Basic and diluted net loss per share                  $(0.31)                                                        $(0.30)
                                              ==============                                              =================

Shares used in computing basic and diluted
  net loss per share                                  21,927                                                         23,253 (1)
                                              ==============                                              =================


Pro forma basic and diluted net loss                  $(0.31)                                                        $(0.30)
  per share                                   ==============                                              =================

Shares used in computing pro forma basic
  and diluted net loss per share                      21,927                                                         23,253 (1)
                                              ==============                                              =================



(1) Includes ExpressGold weighted average common shares outstanding based on a conversion rate of 1.3047.

CyberSource Corporation
Unaudited Pro Forma Statement of Operations
Three Months Ended December 31, 1999

                                                                                                                    Unaudited
                                                                                                                    Pro Forma
                                                                  Express-        Total               Pro Forma     Combined
                                                 CyberSource       Gold         Combined             Adjustments     Total    Ref.


Revenues                                             $ 5,015       $    23       $  5,038                $ -         $  5,038
Cost of revenues                                       4,000            74          4,074                  -            4,074
                                              -------------------------------------------------------------------------------
Gross profit (loss)                                    1,015           (51)           964                  -              964

Operating expenses
  Product development                                  2,250           152          2,402                  -            2,402
  Sales and marketing                                  4,296           309          4,605                  -            4,605
  General and administrative                           1,929           286          2,215                  -            2,215
  Deferred compensation amortization                     145         4,192          4,337                               4,337
                                              -------------------------------------------------------------------------------
Total operating expenses                               8,620         4,939         13,559                  -           13,559

Loss from operations                                  (7,605)       (4,990)       (12,595)                 -          (12,595)

Interest income, net                                   1,271            (7)         1,264                  -            1,264
                                              -------------------------------------------------------------------------------
Net loss                                            $ (6,334)      $(4,997)      $(11,331)               $ -         $(11,331)
                                              ===============================================================================

Basic and diluted net loss per share                $  (0.27)                                                        $  (0.46)
                                              ==============                                                =================

Shares used in computing basic and diluted
  net loss per share                                  23,162                                                           24,623 (1)
                                              ==============                                                =================


Pro forma basic and diluted net loss per share      $  (0.27)                                                        $  (0.46)
                                              ==============                                                =================

Shares used in computing pro forma basic
  and diluted net loss per share                      23,162                                                           24,623 (1)
                                              ==============                                                =================



(1) Includes ExpressGold weighted average common shares outstanding based on a conversion rate of 1.3047.

(c)  Exhibits
     --------


     The Exhibit Index is incorporated herein by reference.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CYBERSOURCE CORPORATION
                              (the Registrant)


                              By: /s/ Charles E. Noreen, Jr.
                                 -------------------------
                                 Charles E. Noreen, Jr.
                                 Vice President of Finance and Administration, Chief Financial Officer
                                 (Principal Financial and
                                 Chief Accounting Officer)

Dated:  March 27, 2000

                                 EXHIBIT INDEX



Exhibit
Number                                           Description
------------------------   -------------------------------------------------------

      2.1*                 Agreement and Plan of Merger by and among CyberSource
                           Corporation, Aurum Acquisition Corporation, and
                           ExpressGold.com, Inc.

     _____________
     *  Previously provided.